EXHIBIT 10.1


                                    AGREEMENT

     This Agreement made and entered into this 12th day of July, 2004 by and between Lexington Oil & Gas Ltd., Co., an Oklahoma LLC corporation, hereinafter referred to as LOG and Lexington Resources, Inc. a publicly traded incorporate company in the State of Nevada hereinafter referred to as LRI and Douglas E. Humphreys, hereinafter referred to as DH.

     Whereas LOG is a legal corporation within the state of Oklahoma primarily functioning as an oil and gas exploration and development corporation.

     Whereas DH is an experienced oil and gas professional with more than 25 years in the oil and gas business putting together business deals and overseeing actual drilling operations and the completion and management of wells.

     Whereas LOG needs the assistance of a seasoned oil and gas professional and DH is willing to help LOG in the management and growth of its assets.

     NOW THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. That the hereinabove mentioned recitals shall be considered as part of the covenants of this Agreement.

     2. That DH will continue to assist LOG in its efforts to acquire and its lawful interest in all properties and projects undertaken by LOG. In addition, DH will oversee the drilling operations of all wells to which LOG is named as the operator and, if applicable, any completion and daily operations management of the producing wells. Included in such oversight shall be producing and filing all the necessary paperwork with all applicable governmental oversight agencies.

     3. That LOG has acquired and continues to acquire additional oil and gas leases and/or producing wells to which DH will assist in the timely development, either through turning the deals for a profit or assisting in the drilling exploration for oil and gas or enhancement and management of the producing wells.

     4. That DH is given the authority to sign all necessary paperwork to accomplish the goals of the covenants. However, no expenditures or encumbrances are permitted without the express authorization of a corporate officer of LOG.

     5. That DH shall be compensated for such services pursuant to the following terms:

          a.) Monthly compensation will be $7,500 per month plus reasonable expenses to carry out his duties effective April 1, 2004.

          b.) DH will be granted a 10% (ten percent) carried working interest in all wells drilled Lexington Oil & Gas Ltd. Co., and further, will have the right to purchase an additional 5% (five percent) working interest in all wells drilled by Lexington Oil & Gas Ltd. Co. Funds for this participation are to be paid prior to the commencement of drilling said wells.

          c.) In addition, to options currently held by DH in Lexington Resources, Inc. (50,000 options at $0.50 per share), a further 200,000 options will be granted at $3.00 per share.

     6. That this agreement shall be in force and effect until terminated by ninety days written notice by either party for any reason.

         In witness whereof, the parties have hereunto set their hands this 12th day of July, 2004.



LEXINGTON OIL & GAS LTD., CO.               DOUGLAS E. HUMPHREYS


/s/                                         /s/
____________________________________        ____________________________________
    President - Vaughn Barbon                   Douglas E. Humphreys



LEXINGTON RESOUCES, INC.


/s/ GRANT ATKINS
____________________________________
    President - Grant Atkins

                                 ACKNOWLEDGMENT

STATE OF OKLAHOMA                )
                                 ) ss
COUNTY OF HUGHES                 )


Before me, the undersigned, a Notary Public, in and for said County and State on this ____ day of July, 2004, personally appeared _____________________, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument in the capacity set forth and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

     Given under my hand and seal of office the day and year last above written.


                                               _________________________________
                                               Notary Public   Comm #
                                               My Commission Expires:



                                 ACKNOWLEDGMENT

STATE OF OKLAHOMA                )
                                 ) ss
COUNTY OF HUGHES                 )


Before me, the undersigned, a Notary Public, in and for said County and State on this _____ day of July, 2004, personally appeared DOUGLAS E. HUMPHREYS, to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed.

     Given under my hand and seal of office the day and year last above written.


                                               _________________________________
                                               Notary Public   Comm #
                                               My Commission Expires: